Codexis Reports Financial Results for the Second Quarter of 2015

-- Raises 2015 revenue and gross margin guidance to reflect recent licensing transaction with Merck --

-- Conference call begins at 4:30 p.m. Eastern time today --

REDWOOD CITY, Calif. (August 11, 2015) - Codexis, Inc. (NASDAQ: CDXS), a leading developer of biocatalysts for the pharmaceutical and fine chemical industries, announces financial results for the three and six months ended June 30, 2015, and raises its revenue and gross margin outlook for 2015.
“Solid year-to-date progress executing our plans encourages us to raise both of our annual financial guidance measures at this stage. Total revenues and gross margin in the second quarter reflected notable strength in biocatalyst research and development revenue which recorded its seventh consecutive quarter of growth,” stated Codexis President and CEO John Nicols. “In addition, year-over-year in the second quarter we delivered gross margin expansion and operating cost reductions, which contributed to a reduction in our loss from operations and brought us closer to profitability.
“We recently entered into two agreements that validate the strength of our business strategy,” he added. “Last week we announced our second non-exclusive CodeEvolver® protein engineering platform technology licensing agreement with a major pharmaceutical company, this time with current customer Merck. This licensing agreement allows Merck to use our CodeEvolver® platform technology to develop novel enzymes for the manufacture of its pharmaceutical products. It is compelling evidence of the value of our CodeEvolver® technology that Codexis and our license partners GSK and Merck are making long-term investments in our platform.
“Also, earlier today we announced a collaborative research and development agreement with a leading global biopharmaceutical company. This is our first agreement in the biopharmaceutical industry and it is exciting to see our CodeEvolver® protein engineering platform applied in the field of biologic drug development for this new customer,” said Mr. Nicols.
Second Quarter Financial Highlights
Total revenues for the quarter ended June 30, 2015 were $6.0 million compared with $6.6 million for the second quarter of 2014. Biocatalyst research and development revenue for the second quarter of 2015 increased 52% to $2.5 million compared with $1.7 million in the same period last year, largely due to higher license fee revenues from GSK. Biocatalyst product sales were $2.0 million compared with $2.8 million for the prior-year period, with the decrease due mainly to the timing of a large shipment to a pharmaceutical customer last year. Revenue from the revenue-sharing arrangement with Exela Pharma Sciences for sales of argatroban injectable drug decreased by $0.7 million as a result of the expiration of the formulation patent for argatroban in June 2014, allowing for generic competition in the subsequent quarters.
Gross margin as a percentage of total revenues for the second quarter of 2015 increased to 79% from 68% for the second quarter of 2014, due primarily to a sales mix favoring higher-margin products.
Research and development (R&D) expenses for the second quarter of 2015 decreased by 33% to $5.2 million from $7.7 million for the second quarter of 2014, largely driven by a non-recurring, non-cash impairment charge related to the writedown of certain assets in the second quarter of last year. Selling, general and administrative (SG&A)

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expenses for the second quarter of 2015 decreased by 6% to $5.3 million from $5.6 million in the second quarter of 2014, due primarily to lower legal fees.
The net loss for the second quarter of 2015 was $5.4 million, or $0.14 per share, improved from a net loss of $8.5 million, or $0.22 per share, for the second quarter of 2014. The non-GAAP adjusted net loss for the second quarter of 2015 was $2.7 million, or $0.07 per share, compared with a non-GAAP adjusted net loss of $2.6 million, or $0.07 per share, for the second quarter of 2014.
Year-to-Date Financial Highlights
Total revenues for the six months ended June 30, 2015 were $12.8 million and included $5.1 million in biocatalyst product sales, $4.7 million in biocatalyst research and development revenue and $3.0 million from the revenue-sharing agreement with Exela.
Gross margin as a percentage of total revenues for the first six months of 2015 increased to 79% from 66% for the same period last year.
R&D expenses for the first six months of 2015 of $10.5 million decreased by $2.1 million, or 17% compared with the same period last year, resulting primarily from the non-recurring, non-cash impairment charge related to the writedown of certain assets in the second quarter of last year. SG&A expenses for the first six months of 2015 of $10.9 million decreased by $0.9 million or 7% compared with the same period last year, due mainly to lower legal fees and consulting and outside services expenses.
The net loss for the first six months of 2015 of $10.9 million, or $0.28 per share, compared favorably with a net loss of $14.9 million, or $0.39 per share, for the first six months of 2014. The non-GAAP adjusted net loss for the first six months of 2015 was $5.6 million, or $0.14 per share, an improvement over the non-GAAP adjusted net loss of $6.7 million, or $0.18 per share, for the same period last year.
Cash and cash equivalents as of June 30, 2015 were $16.6 million, compared with $26.5 million as of December 31, 2014.
Financial Outlook
Codexis is raising financial guidance for 2015 revenues and gross margin as follows:

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Codexis now expects total revenues for 2015 to be between $41 million and $44 million, representing growth of 16% to 25% over 2014. This compares favorably with prior guidance of total revenues for 2015 of $39 million to $42 million.

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Codexis now expects gross margin as a percentage of total revenues to be 75% to 80%, an increase from previous guidance of 70% to 75%. The increase in gross margin guidance reflects improved sales mix and the impact of expected upfront and milestone payments under the company’s non-exclusive licensing agreements in the second half of 2015.

Non-GAAP Financial Measures
Consolidated financial information has been presented in accordance with GAAP as well as on a non-GAAP basis. On a non-GAAP basis, financial measures exclude non-cash items such as depreciation expense, amortization expense and stock-based compensation expense, as well as one-time non-cash impairment and change in fair value of assets held for use. Non-GAAP financial measures presented are: non-GAAP net loss, non-GAAP net loss per share, non-GAAP research and development expense and non-GAAP selling, general and administrative expense. Non-GAAP operating expenses exclude employee stock-based compensation expense, amortization of intangible assets, depreciation of fixed assets, the impairment of certain lab equipment used in research and development activities and a decrease in fair value of assets held for sale and the gain on sale of Codexis’ former Hungarian subsidiary.
Codexis management uses these non-GAAP financial measures to monitor and evaluate its operating results and trends on an ongoing basis, and internally for operating, budgeting and financial planning purposes. Codexis

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management believes the non-GAAP information is useful for investors by offering the ability to identify trends in what management considers to be Codexis’ core operating results and to better understand how management evaluates the business. These non-GAAP measures have limitations, however, because they do not include all items of income and expense that affect Codexis. These non-GAAP financial measures are not prepared in accordance with, and should not be considered in isolation of, or as an alternative to, measurements required by GAAP, and therefore these non-GAAP results should only be used for evaluation in conjunction with the corresponding GAAP measures. A description of the non-GAAP calculations and reconciliation to comparable GAAP financial measures is provided in the accompanying table entitled "Reconciliation of GAAP to Non-GAAP Financial Measures."
Conference Call and Webcast
Codexis will hold a live conference call and audio webcast today beginning at 4:30 p.m. Eastern Time. The conference call dial-in numbers are 855-890-8665 for domestic callers and 720-634-2938 for international callers, and passcode 98456040. A live webcast of the call will be available on the Investors section of www.codexis.com.
A recording of the call will be available for 48 hours beginning approximately two hours after the completion of the call by dialing 855-859-2056 for domestic callers or 404-537-3406 for international callers. Please use the passcode 98456040 to access the replay. A webcast replay will be available on the Investors section of www.codexis.com for 30 days, beginning approximately two hours after the completion of the call.
About Codexis, Inc.
Codexis, Inc. is a leading protein engineering company that applies its technology to the development of biocatalysts for commercial manufacture of pharmaceuticals and fine chemicals. Codexis’ proven technology enables implementation of biocatalytic solutions to meet customer needs for rapid, cost-effective and sustainable manufacturing. For more information, see www.codexis.com.
Forward-Looking Statements
This press release contains forward-looking statements relating to Codexis’ forecast for 2015 total revenues and gross margin as a percentage of total revenues and Codexis’ belief that it will recognize upfront and milestone payments in the second half of 2015 under its non-exclusive licensing agreements. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Codexis’ control and that could materially affect actual results. Factors that could materially affect actual results include Codexis’ dependence on its licensees and collaborators; Codexis’ dependence on a limited number of products and customers in its pharmaceutical business; potential adverse effects to Codexis’ business if its customers’ pharmaceutical products are not received well in the markets; Codexis’ ability to develop and commercialize new products for the pharmaceutical markets; Codexis' dependence on one contract manufacturer for large-scale production of its enzymes; Codexis’ ability to deploy its technology platform in new market spaces; any impairments Codexis may be required to record in the future with respect to its goodwill, intangible assets or other long-lived assets; Codexis' need for substantial additional capital in the future in order to expand its business; variability of and potential decline in Codexis’ pharmaceutical product gross margins from quarter to quarter; Codexis’ dependence on key personnel; and risks associated with Codexis' international business. Additional factors that could materially affect actual results can be found in Codexis’ Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2015 and in Codexis’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 7, 2015, including, in each case, under the caption “Risk Factors.” Codexis expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

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Contact:
Investors
LHA
Jody Cain, 310-691-7100
jcain@lhai.com

Media
Notch Communications
Kate Whelan, +46 (0)70 238 11 49
Kate.whelan@notchcommunications.co.uk

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Codexis, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenues:
Biocatalyst products	$2,020	$2,776	$5,097	$5,761
Biocatalyst research and development	2,533	1,666	4,729	3,812
Revenue sharing arrangement	1,465	2,128	2,990	4,071
Total revenues	6,018	6,570	12,816	13,644
Costs and operating expenses:
Cost of biocatalyst product revenues	1,250	2,123	2,706	4,647
Research and development	5,170	7,733	10,463	12,567
Selling, general and administrative	5,296	5,625	10,874	11,737
Total costs and operating expenses	11,716	15,481	24,043	28,951
Loss from operations	(5,698)	(8,911)	(11,227)	(15,307)
Interest income	4	3	8	12
Other expenses	(96)	(8)	(121)	(126)
Loss before income taxes	(5,790)	(8,916)	(11,340)	(15,421)
Income tax provision (benefit)	(430)	(437)	(418)	(567)
Net loss	$(5,360)	$(8,479)	$(10,922)	$(14,854)
Net loss per share, basic and diluted	$(0.14)	$(0.22)	$(0.28)	$(0.39)
Weighted average common shares used in computing net loss per share, basic and diluted	39,301	37,980	39,066	37,862

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Codexis, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(In Thousands)

	June 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$16,598	$26,487
Accounts receivable, net	2,794	3,870
Inventories	968	1,395
Prepaid expenses and other current assets	1,034	1,255
Total current assets	21,394	33,007
Restricted cash	786	711
Marketable securities	1,942	688
Property and equipment, net	3,155	3,995
Intangible assets, net	4,499	6,186
Goodwill	3,241	3,241
Other non-current assets	275	294
Total assets	$35,292	$48,122
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,708	$4,673
Accrued compensation	2,615	2,946
Other accrued liabilities	1,871	2,619
Deferred revenues	5,166	3,497
Total current liabilities	11,360	13,735
Deferred revenues, net of current portion	2,804	3,813
Other long-term liabilities	4,027	4,263
Stockholders’ equity:
Common stock	4	4
Additional paid-in capital	303,299	302,379
Accumulated other comprehensive loss	650	(142)
Accumulated deficit	(286,852)	(275,930)
Total stockholders’ equity	17,101	26,311
Total liabilities and stockholders’ equity	$35,292	$48,122

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Codexis, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
(i) Research and development expenses
Research and development expenses - GAAP	$5,170	$7,733	$10,463	$12,567
Non-GAAP adjustments:
Impairment of excess lab equipment and change in fair value of assets held for sale(a)	—	(2,596)	—	(2,596)
Gain on sale of Hungarian subsidiary(b)	—	—	—	760
Depreciation expense(c)	(289)	(785)	(599)	(1,506)
Intangible asset amortization(d)	(844)	(844)	(1,687)	(1,687)
Employee stock-based compensation(e)	(238)	(268)	(529)	(507)
Research and development expenses - Non-GAAP	$3,799	$3,240	$7,648	$7,031

(ii) Selling, general and administrative expenses
Selling, general and administrative expenses - GAAP	$5,296	$5,625	$10,874	$11,737
Non-GAAP adjustments:
Depreciation expense(c)	(233)	(276)	(481)	(572)
Employee stock-based compensation(e)	(1,013)	(1,078)	(2,007)	(2,068)
Selling, general and administrative expenses - Non-GAAP	$4,050	$4,271	$8,386	$9,097

(iii) Net loss
Net loss - GAAP	$(5,360)	$(8,479)	$(10,922)	$(14,854)
Non-GAAP adjustments:
Impairment of excess lab equipment and change in fair value of assets held for sale (a)	—	2,596	—	2,596
Gain on sale of Hungarian subsidiary (b)	—	—	—	(760)
Depreciation expense(c)	522	1,061	1,080	2,078
Intangible asset amortization(d)	844	844	1,687	1,687
Employee stock-based compensation(e)	1,251	1,346	2,536	2,575
Net loss - Non-GAAP	$(2,743)	$(2,632)	$(5,619)	$(6,678)

(iv) Net loss per share
Net loss per share - GAAP	$(0.14)	$(0.22)	$(0.28)	$(0.39)
Adjustments to GAAP net loss (as detailed above)	0.07	0.15	0.14	0.21
Basic and diluted net loss per share - Non-GAAP	$(0.07)	$(0.07)	$(0.14)	$(0.18)
Note: Totals may not sum due to rounding.
These non-GAAP financial measures exclude the following items:
(a) Impairment of excess lab equipment and change in fair value of assets held for sale: we provide non-GAAP information which excludes expenses for the impairment of excess lab equipment and the changes in fair values of assets held for sale because they do not relate to the normal and recurring transactions of Codexis' business; such exclusion facilitates comparisons of Codexis' operating results to peer companies.

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(b) Gain on sale of former Hungarian subsidiary: we provide non-GAAP information which excludes the effects of the sale of Codexis' Hungarian subsidiary because it does not relate to the normal and recurring transactions of Codexis' business; such exclusion facilitates comparisons of Codexis' operating results to peer companies.
(c) Depreciation expense: we provide non-GAAP information which excludes depreciation expense related to the depreciation of property and equipment. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because the acquisition of property and equipment, and the corresponding depreciation expense, can be inconsistent in amount and can vary from period to period.
(d) Intangible asset amortization: we provide non-GAAP information which excludes expenses for the amortization of intangible assets which primarily relate to purchased intangible assets associated with our acquisitions. We believe that eliminating this expense from our non-GAAP measures is useful to investors, because this expense is non-cash and such exclusion facilitates comparisons of Codexis' operating results to peer companies.
(e) Employee stock-based compensation: we provide non-GAAP information which excludes expenses for stock-based compensation. We believe the exclusion of this item allows for financial results that are more indicative of our continuing operations. We also believe that the exclusion of stock-based compensation expense provides for a better comparison of Codexis' operating results to prior periods and to our peer companies as the calculations of stock-based compensation vary from period to period and company to company due to different valuation methodologies, subjective assumptions and the variety of award types.

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